Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, D. Elroy Fimrite, President, Chief Executive Officer, Secretary and Treasurer of SNRG CORPORATION (Formerly Texen Oil & Gas, Inc.) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of SNRG CORPORATION (Formerly Texen Oil & Gas, Inc.) for the period ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SNRG CORPORATION (Formerly Texen Oil & Gas, Inc.)

Dated: May 19, 2006

/s/ D. Elroy Fimrite

D. Elroy Fimrite, President, Chief Executive Officer, Secretary and Treasurer

(Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SNRG CORPORATION (Formerly Texen Oil & Gas, Inc.) and will be retained by SNRG CORPORATION (Formerly Texen Oil & Gas, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.